Exhibit 99.1

1 Nasdaq: LHCG It’s All About Helping People® June 2008

2 FORWARD LOOKING STATEMENTS Certain matters discussed in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions.  Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate.  Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations.  LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

3 INVESTMENT HIGHLIGHTS Growing and fragmented industry Successful track record Disciplined growth strategy Proven and scalable operating model Consistent trend of efficient and profitable growth Experienced management team Successful history of managing through changing reimbursement environments

4 COMPANY OVERVIEW Founded in 1994 198 service locations (2) in 13 states Approximately 4,500 employees Over 60,000+ patients served annually Focused on geriatric care (age 65+) Mean age - 77 Median age - 79 Cost effective healthcare for the elderly and disabled Less than $50 per day in home service (1) Based on the quarter ended March 31, 2008 (2) As of June 1, 2008

5 SENIOR MANAGEMENT Seated: Keith G. Myers Chief Executive Officer Board Chairman John L. Indest President and Chief Operations Officer Board Secretary Standing left to right: Donald D. Stelly Senior Vice President, Operations Peter J. Roman Senior Vice President, Chief Financial Officer and Treasurer Richard A. MacMillan Senior Vice President, General Counsel and Compliance Officer Daryl J. Doise Senior Vice President, Corporate Development

6 8 EXPERIENCED MANAGEMENT TEAM Average number of years with LHC Group Average number of years industry experience Average Age 17 48 Top 35

7 LTM: ROA total assets       16.61     5.15      8.04      8.56 ROC total LT cap         19.67     6.95      10.55     12.20 ROE common equity       16.15     11.55     16.29     20.30 5-year Average: ROA total assets  20.75     5.72      7.26      8.06 ROC total LT cap         25.94     8.40      9.94      11.69 ROE common equity       22.55     14.06     16.04     19.54 MANAGEMENT EFFECTIVENESS (%) LHCG Industry  Sector    S&P 500 LHCG 16.61 19.67 16.15 20.75 25.94 22.55

8 LHC GROUP ACCOLADES Ernst & Young 2003 Regional Entrepreneur of the Year Award Inc. 500 No. 437 Fastest Growing Private Companies in America (2005) Forbes No. 7 Best Small Companies (2007) Standard & Poor’s Added to the S&P SmallCap 600 (2007)

9 John B. Breaux Governance & Nominating Committee DISTINGUISHED BOARD OF DIRECTORS W. J. “Billy” Tauzin Lead Independent Director Chairman – Governance & Nominating  Committee Dan S. Wilford Governance & Nominating Committee Compensation Committee Ronald T. Nixon Governance & Nominating Committee Audit Committee George A. Lewis Chairman – Audit Committee Compensation Committee Ted W. Hoyt Chairman – Compensation Committee Audit Committee Monica F. Azare Compensation Committee

10 INDUSTRY OVERVIEW HOME NURSING

11 INDUSTRY GROWTH DRIVERS (Enrollment in Millions) 1970 20.4 1980 1990 2000 2005 2010 2020 2030 2040 28.4 34.2 39.7 42.5 46.5 61.6 78.6 86.4 Aging U.S. population with higher incidence of chronic illness Patient preference for less restrictive care settings Payor preference for cost-effective care / treatment settings Incentives for hospitals to discharge patients earlier 23% of beneficiaries have five or more chronic conditions and account for 68% of Medicare spending (Source: New England Journal of Medicine, 2005, GF Anderson) Actual Projected Source: Medicare Trustees Report 2008

12 FRAGMENTED INDUSTRY UNDERGOING CONSOLIDATION Not-for-profit free-standing agencies For-profit free-standing agencies Hospital-based agencies Government/ Other agencies Approximate data from CMS, MedPAC & National Association for Home Care & Hospice 47% 21% 24% 8% Privately owned 91% Home Health Agencies *AMED 4%; LHCG 2%; AFAM 1%: GTIV 2% Publicy owned* 9%

13 VALUE PROPOSITION Cost of one day stay * Based on study done in 2006 by Social Security Administration $50 Home Health $535 Nursing Home* $5,036 Hospital*

14 GROWTH STRATEGY

15 QUALITY FIRST Quality Council Infection control P4P Demo Education Risk Management Telehealth & DM programs External Auditors Internal Auditors Care Management Human Resource Dedicated Regional Team (PI, State Directors, DVP) Trended SOI* 2007 1.70 - 1.65 - 1.60 - 1.55 - 1.50 - LHC Group National Norm Q1 Q2 Q3 Q4 * Standardized Outcome Index Q1 2008

16 GROWTH STRATEGY Continued focus on internal growth Continued focus on strategic and fairly valued acquisitions Continued development of denovo locations to extend geographic footprint Increase market share within existing locations

17 INTERNAL & ACQUIRED GROWTH -Net Revenue

18 198 CURRENT LOCATIONS 12 17 61 26 11 6 6 19 22 1 12 3 2

19 GROWTH IN LOCATIONS

20 ACQUISITIONS & DENOVOS

21 FINANCIAL OVERVIEW

22 AGENCY ECONOMICS Typical agency has $1-$2 million in revenues and has approximately 15% to 20% operating margin serving approximately 150 patients after maturing Internal growth of 10% or greater Developing new agencies to extend geographic and demographic reach: Cost are minimal, all through P&L Breakeven at 40 to 50 patients

23 NET REVENUE ($ in Millions)

24 EBITDA ($ in Millions)

25 2008 COMPANY-ISSUED GUIDANCE Revenue (1)       $340 - $360 million EPS (2)   $1.30 - $1.40 (1) Includes internal growth rate in net revenue of 10% - 15% (2) Excludes acquisitions and denovos in 2008 and rural add-on

26 MARGIN TRENDS 2005 2007 Q108 2006

27 SIGNIFICANT FINANCIAL FLEXIBILITY Company has undrawn credit facility of $37.5 million, which can be expanded at Company’s option to $50 million

28 Quick ratio      3.78      1.39      1.97      1.13 Current ratio 3.78      1.69      2.68      1.62 LT debt/total equity     2.03      113.20    35.50     65.00 Total debt/total equity           2.39      177.10    45.20     77.20 EBIT interest cover     102.81    5.06      20.23     14.41 FINANCIAL STRENGTH(1) LHCG        Industry  Sector    S&P 500 (1) As of December 31, 2007 LHCG 3.78 3.78 2.03 2.39 102.81

29 INVESTMENT HIGHLIGHTS Growing and fragmented industry Successful track record Disciplined growth strategy Proven and scalable operating model Consistent trend of efficient and profitable growth Experienced management team Successful history of managing through changing reimbursement environments

30 Nasdaq: LHCG It’s All About Helping People®